EXHIBIT 5.0

                                LAW OFFICES
                   Elias, Matz, Tiernan & Herrick L.L.P.
                                 12TH FLOOR
                           734 15TH STREET, N.W.
                           WASHINGTON, D.C. 20005
                                   ______


                        TELEPHONE:  (202) 347-0300
                        FACSIMILE:  (202) 347-2172
                                WWW.EMTH.COM

                             December 12, 2005

                                 VIA EDGAR


Board of Directors
Abington Community Bancorp, Inc.
180 Old York Road
Jenkintown, Pennsylvania 19046

     Re:  Registration Statement on Form S-8
          714,150 Shares of Common Stock

Gentlemen and Ms. Margraff-Kieser:

     We are special counsel to Abington Community Bancorp, Inc., a Pennsylvania corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 714,150 shares of common stock, par value $.01 per share ("Common Stock"), of the Corporation to be issued pursuant to the Corporation's 2005 Stock Option Plan (the "Option Plan") upon the exercise of stock options ("Stock Options"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Option Plan to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

     For this purpose, we have reviewed the Registration Statement, the Articles of Incorporation and Bylaws of the Corporation, the Option Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion.


Board of Directors
December 12, 2005
Page 2



In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Stock Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Stock Options; (ii) on the dates the Stock Options are exercised, the Stock Options will constitute valid, legal and binding obligations of the Corporation and will be enforceable as to the Corporation in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iii) the Stock Options are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Option Plan upon receipt by the Corporation of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

     We hereby consent to the reference to this firm under the caption "Legal Opinion" in the prospectus prepared with respect to the Option Plan and to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                              By: /s/ Hugh T. Wilkinson
                                  -------------------------------------
                                  Hugh T. Wilkinson, a Partner